EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-43531) and to the incorporation by reference therein of our report dated February 4, 2005, with respect to the consolidated financial statements of Community West Bancshares included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                               /s/  Ernst  &  Young  LLP
                                               -----------------------------

Los  Angeles,  California
November  18,  2005